Exhibit 3.01

ROSS MILLER
Secretary of State                                        Document Number
254 Norht Carson Street, Ste 1                            20100581283-40
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5708                                            08/03/2010 4:27 PM
Website: nvsos.gov                                        Entity#
                                                          C1926-2003

                                                          Filed in the office of
                                                          /s/ Ross Miller
Certificate of Amendment                                  Ross Miller
(Pursuant to NRS 78.380)                                  Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

   SUNERGY, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

   Article 4 - Shares

   3,750,000,000 shares of common stock with a par value of  $0.001


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Not required pursuant to NRS 78.207

4. Effective date of filing: (optional) August 17, 2010
                                        (must not be later than 90 days after
                                        the certificate is filed)

5. Signature: (required)


X /s/ Karl Baum
--------------------------------
Signature of Officer


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                    Nevada Secretary of State Amend Profit-After
                                                                 Revised: 7-1-08